LETTER OF CREDIT

ATTACHED TO AND A PART OF THE LEASE AGREEMENT BETWEEN

CABOT II – TX1W03-W04, LP ("Landlord")
and
OPTEX SYSTEMS, INC. ("Tenant")

October 17, 2016

Irrevocable Letter of Credit No. 702858

Beneficiary:
Cabot Industrial Value Fund II Operating Partnership, L.P.
c/o Cabot Properties, Inc.
One Beacon Street
17th Floor
Boston, MA 02108

Applicant:
Optex Systems, Inc., a Delaware corporation

Expiration Date: October 17, 2017

Ladies and Gentlemen:

Avidbank ("Issuer") hereby issues our unconditional and irrevocable Letter of Credit No. 702858 in favor of Cabot Industrial Value Fund II Operating Partnership, L.P. in the amount of TWO HUNDRED FIFTY THOUSAND AND 00/100 U.S. Dollars ($250,000.00) available by your sight drafts drawn on us and accompanied by the documents specified below, which shall be presented to Issurer at 400 Emerson St., Palo Alto, California 94301 between the hours of 9:30 a.m. and 4:00 p.m. on a regular business day:

(1) The original, signed version of this Letter of Credit together with the original, signed versions of any amendments thereto;

(2) A Sight Draft and Beneficiary Certification in the form of Exhibit A attached hereto (the "Sight Draft/Certification"). In connection therewith, the Sight Draft/Certification shall contain one or more of the following statements of Beneficiary with respect to its drawing under the Letter of Credit:

Either: "The undersigned certifies that Cabot II - TX1W03-W04, LP is entitled to draw under the Irrevocable Letter of Credit No. 702858 pursuant to the terms of a Lease, dated ~~[Month Day, Year]~~ 09/30/2016 as amended, between Cabot II - TX1W03-W04, LP and Applicant."

Or:"The undersigned certifies that Cabot II - TX1W03-W04, LP is entitled to draw under the Irrevocable Letter of Credit No. 702858 because Applicant has filed a voluntary bankruptcy petition under 11 USC 101 et seq., as amended, or under the insolvency laws of any jurisdiction."

Or:"The undersigned certifies that Cabot II - TX1W03-W04, LP is entitled to draw under the Irrevocable Letter of Credit No. 702858 because an involuntary petition under 11 USC 101 et seq., as amended, or under the insolvency laws of any jurisdiction has been filed against Applicant."

Or:"Beneficiary has received a notice from Issuer that the Irrevocable Letter of Credit No. 702858 will not be renewed and/or Applicant has failed to provide a new letter of credit satisfactory to Beneficiary at least sixty (60) days prior to the current expiry date."

No partial drawings are permitted.

Any draft drawn by you under this Irrevocable Letter of Credit must bear upon its face, the clause: "Drawn under Avidbank, Palo Alto, CA Irrevocable Letter of Credit No. 702858 dated October 17, 2016" We engage with you that all drafts drawn under and in compliance with the terms of this Irrevocable Letter of Credit will be duly honored if presented to us on or before the expiration date set forth herein.

This Letter of Credit expires at our above office on October 17, 2017, unless extended as set forth herein.

It is a condition of this Irrevocable Letter of Credit that it shall be deemed automatically extended without amendment for additional successive one year periods from the expiration date hereof, or any future expiration date, unless sixty (60) days prior to any expiration date we notify you by certified mail, return receipt requested, or overnight courier that we elect not to consider this Irrevocable Letter of Credit renewed for any such additional period.

This Irrevocable Letter of Credit is fully transferable and assignable by Beneficiary at no cost to Beneficiary subject to the terms set forth herein. Beneficiary shall send a written request to Issuer, bearing an original signature by Beneficiary, to assign or transfer this Irrevocable Letter of Credit to the named successor, assignee or transferee and, concurrently therewith, present the original of this Irrevocable Letter of Credit together with the original of any amendments to Issuer at the address set forth in the first paragraph of this Letter of Credit; Issuer shall then re-issue this Irrevocable Letter of Credit in the then outstanding amount in favor of Beneficiary's successor, assignee or transferee. Any subsequent successor, assignee or transferee of this Letter of Credit may also assign this Letter of Credit as provided for herein. Any transfer fees shall be for the account of Applicant.

This Irrevocable Letter of Credit sets forth in full the terms of our undertaking, and such undertaking shall not in any way be limited, modified, amended or amplified by reference to any documents, instrument or agreement referred to herein or in which this Letter of Credit relates and any such reference shall not be deemed to incorporate herein by reference any document, instrument or agreement.

This Letter of Credit cannot be modified or revoked without the written consent of the Beneficiary prior to the expiration date of this Letter of Credit.

Except as otherwise expressly stated herein, this Irrevocable Letter of Credit is subject to the Laws of the State of California, the "International Standby Practices" (ISP98) International Chamber of Commerce ("ICC") Publication No. 590 or International Standby Practices of ICC Publication which is applicable on the date of issue. In the event of any conflict, the Laws of the State of California will control.

Very truly yours,

Ron Oliveira

By: Ron Oliveira
Name: Ron Oliveira
Title: President & Chief Credit Officer

Exhibit A

SIGHT DRAFT and BENEFICIARY CERTIFICATION

Drawn under Avidbank, Palo Alto, CA

Irrevocable Letter of Credit No. 702858 **dated** October 17, 2016.

AT SIGHT OF THIS DRAFT:

PAY TO THE ORDER OF ________________________________ [Amount]____________________ and 00/100 United States Dollars (USD$____________), or a lesser amount per the Letter of Credit, whichever is applicable under the Letter of Credit drawn under Avidbank Standby Irrevocable Letter of Credit number 702858 dated October 17, 2016

Pursuant to the terms of the above referenced Letter of Credit, the undersigned hereby certifies, as of the date set forh on this Sight Draft and Beneficiary Certification, that the undersigned is an authorized officer of [name of Beneficiary] ("Beneficiary") and the truth of one or more of the following statements:

> Either: "The undersigned certifies that Cabot II - TX1W03-W04, LP is entitled to draw under the Irrevocable Letter of Credit No. 702858 pursuant to the terms of a Lease, dated [Month Day, Year] as amended, between Cabot II - TX1W03-W04, LP and Applicant."
>
> Or: "The undersigned certifies that Cabot II - TX1W03-W04, LP is entitled to draw under the Irrevocable Letter of Credit No. 702858 because Applicant has filed a voluntary bankruptcy petition under 11 USC 101 et seq., as amended, or under the insolvency laws of any jurisdiction."
>
> Or: "The undersigned certifies that Cabot II - TX1W03-W04, LP is entitled to draw under the Irrevocable Letter of Credit No. 702858 because an involuntary petition under 11 USC 101 et seq., as amended, or under the insolvency laws of any jurisdiction has been filed against Applicant."
>
> Or: "Beneficiary has received a notice from Issuer that the Irrevocable Letter of Credit No. 702858 will not be renewed and/or Applicant has failed to provide a new letter of credit satisfactory to Beneficiary at least sixty (60) days prior to the current expiry date."

Sincerely,

By: **Cabot Industrial Value Fund II Operating Partnership, L.P.**

____

Authorized Officer Name:______________________

Title: ______________________________